NUMBER                                                      SHARES

___________________                                         ____________________




This Certifies that _____________________________________________________ is the
registered holder of ____________________________________________________ Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ___________________ day of __________________ A.D. 19 __

/s/ Barry P. O'Neil                                    /s/ Glenn R. Carlson
-------------------                                    ----------------------
    Barry P. O'Neil                                    Glenn R. Carlson
    President                                          Secretary